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                               EXHIBIT 10.20

                           BASE SOFTWARE LICENSE

     This Base Software License agreement (this "License Agreement") is made this 9th day of May, 1994, by and between Andersen Consulting ("AC"), an Illinois partnership with its principal place of business at 69 W. Washington Street, Chicago, Illinois 60602, and The Zondervan Corporation ("Client"), a Michigan corporation with its principal place of business at 5300 Patterson S.E., Grand Rapids, Michigan 49530; and is made with respect to Client's operating division known as Family Bookstores ("Family"), which has its central office in Grand Rapids, Michigan.

                                BACKGROUND

     Pursuant to a certain Strategic Technology License and Services Agreement ("Principal Agreement") of even date herewith between AC and Client, AC has promised to design, develop, create and/or obtain, and install for Client a new management information system. As provided in the Principal Agreement: (i) the "Base Software" consists of all of the software components (as the same may exist from time to time) of the "New System" (as defined in the Principal Agreement), other than the "Client Components" (as defined in the Principal Agreement); and (ii) the Base Software is being licensed to Client under this License Agreement. The Base Software consists of a portion thereof that is being or will be licensed by third parties to AC ("Third Party Software"), and the balance, which is proprietary to AC and is also being licensed by AC to Client hereunder.

     All words and phrases used as defined terms in the Principal Agreement shall have the same meanings herein.

                                 AGREEMENT

     Now, therefore, in consideration of the foregoing and of the mutual promises set forth below, the parties agree as follows:

     1.   SOFTWARE LICENSE

          A. AC grants to Client, and Client accepts, the non-exclusive right and license to use the Base Software at the Data Center and the Retail Stores during the term of this License Agreement for the sole purpose of using the New System, including any and all output thereof pertaining to the business of Family.

          B. Client acknowledges that the Third Party Software consists of the JDA System and other software that has been or may be licensed to AC under various non-exclusive license agreements. Client promises and agrees not to copy, distribute, transfer (by any means), display, sublicense,


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rent, reverse-engineer, decompile, or disassemble the Base Software nor commit any other act or omission that would constitute a breach or default under the Principal Agreement or a breach or default or basis for termination of any license agreement pertaining to the JDA System or of any license agreement whose provisions are known to Client and that pertain to any other Third Party Software. Client agrees to defend, indemnify and hold harmless AC from and against any claims by third parties that Client has committed or caused a breach or default under any such license agreement pertaining to Third Party Software.

          C. Client acknowledges that all right, title and interest in the Base Software shall remain with AC or, in the case of Third Party Software, with the third party licensor and with AC as licensee, and that Client has not through this license acquired any right, title, interest, copyright, trade secret, patent, or other proprietary rights in the Base Software or in any changes, updates, corrections, modifications, enhancements, or derivative works thereof (other than the rights of usage granted in paragraph 1.A hereof).

          D. Client shall only use the Base Software on the Hardware at the Data Center and the Retail Stores and such use shall be limited to use by Client's authorized employees and other persons as are providing services to Client for purposes specifically related to a use of the Base Software permitted by this License Agreement, and to such third parties as Client shall engage in accordance with the provisions of Sections 3.4 or
3.5 of the Principal Agreement. Client shall not copy the Base Software, or any part thereof, except for the purpose of making one back-up copy; however, Client may utilize, upon prior notice to and written approval of AC, the Base Software temporarily or permanently on different equipment should the Hardware become inoperable, or temporarily at a different location.

          E. Client shall keep confidential and protect the Base Software from disclosure to any person except those persons permitted to have access to it under this paragraph 1.E. Client shall advise all persons with access to the Base Software of the confidential and proprietary nature of the Base Software and of the restrictions imposed by this License Agreement. Client shall limit access to the Base Software to such limited number of employees and other persons as are providing services to Client for purposes specifically related to a use of the Base Software permitted by this License Agreement, and to such third parties as Client shall engage in accordance with the provisions of Sections 3.4 or 3.5 of the Principal Agreement. Client shall cause such employees and other persons to protect the confidentiality of the Base Software, consistently with Client's obligations hereunder and Client's usual procedures for protecting confidential information. Nothing in this License Agreement shall prohibit or limit either party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously


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known to it without obligation of confidence, (ii) independently developed by it, (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (iv) that is or becomes publicly available through no breach of this License Agreement. In the event either party receives a subpoena or other validly issued administrative or judicial process requesting confidential information of the other party, it shall provide prompt notice to the other of such receipt. The party receiving the subpoena shall thereafter be entitled to comply with such subpoena or other process to the extent permitted by law. Client will not be required to implement or assure physical security of the premises where the Base Software is used by Client so as to prohibit third party access to such premises.

     2.   PAYMENT

     Client shall pay AC the charges set forth in the Schedule of Charges attached hereto as Schedule I. The monthly charge for each month shall be payable on or before the first (1st) day of such month. All payments shall be made in United States dollars to AC at the address set forth on the first page of this License Agreement, and if not paid when due, will be subject to interest on the unpaid balance at the rate of one percent (1%) per month.

     3.   TERM

          A. The term of the license granted under this License Agreement shall commence on the date hereof and end on June 30, 2024, unless earlier terminated as provided in paragraph 3.B., below.

          B. The term of the licenses granted under this License Agreement shall end:

               i) simultaneously with the end of the Term of the Principal Agreement ("Term") if said Term shall end before July 1, 1995; or

               ii) as of July 1, 1995, unless Client, on or before July 1, 1995 (or on or before the end of the applicable cure period, as provided in the Principal Agreement, for any Problem as to which notice of the existence of the Problem was delivered to the defaulting party to said agreement on or before July 1, 1995), shall have executed and delivered to AC (and to any assignee pursuant to Section 6 hereof) the "System Acceptance" contemplated by Section 13.6 of the Principal Agreement; or



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               iii) by action of AC, if AC shall elect to end the term
                    pursuant to clause 8(i) of this License Agreement.

     4.   PAYMENTS TO BE UNCONDITIONAL

     The obligations of Client to make payment of the amounts required under paragraph 2 hereof or under any other paragraphs hereof and to perform and observe the other covenants and agreements contained herein shall be absolute and unconditional in all events, except that Client shall have no obligation to make any payment for which the date for payment, as specified in Schedule I hereto, shall occur after the term of the license granted hereunder shall have terminated if such termination shall occur pursuant to the terms of paragraph 3.B. hereof. Notwithstanding any dispute between Client and AC under this License Agreement or the Principal Agreement, or between Client and any other person, partnership or entity, Client shall make all payments when due and Client shall not assert any right of setoff or counterclaim against its obligation to make payments hereunder, nor shall any payments otherwise required hereunder be abated through accident or unforeseen circumstances. Notwithstanding the foregoing or the following provisions of this Section 4, AC and any assignee of AC may enter into a written agreement authorizing AC to direct the Client to make payments hereunder to AC in the event such assignee defaults in its obligation to advance funds to AC and Client is hereby authorized and directed to comply with any such instructions given by AC and such assignee pursuant to such an agreement.

     Furthermore, Client's obligations under this Agreement are separate from, and shall not impair or be impaired by, any other agreements between the parties, including (but not limited to) the Principal Agreement.

     5.   DISCLAIMER OF WARRANTIES

     AC MAKES NO WARRANTEES OR GUARANTEES, EITHER EXPRESS OR IMPLIED, FROM A COURSE OF PERFORMANCE OR DEALING OR TRADE USAGE, OR OF UNINTERRUPTED OPERATION WITHOUT ERROR, OR OTHERWISE. THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In no event shall AC be liable for any actions, direct, incidental, indirect, special, consequential or other damages of any kind in connection with or arising out of this License Agreement or the existence, furnishing, functioning or Client's use of any item provided for in this License Agreement; Client's sole remedy and recourse for any claim regarding the Base Software or otherwise as to AC's performance hereunder shall be to terminate this Agreement in accordance with the provisions of Section 3 hereof (if applicable) and/or to pursue any applicable remedies under the Principal Agreement. In no event will AC or its assigns or transferees be liable to Client under this Agreement, directly or indirectly, for AC's performance or nonperformance under the Principal Agreement.



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     6.   ASSIGNMENT BY AC

     AC's rights to receive payment of Client's monetary obligations hereunder, AC's rights to be indemnified by Client as set forth herein, and AC's other rights and remedies with respect to any of the foregoing, including those set forth in Section 8 hereof (collectively, the "Assignable Interest"), may be assigned and reassigned in whole or in part to one or more assignees or subassignees by AC, at any time subsequent to its execution without the necessity of obtaining the consent of Client. Upon Client's receipt of written notice of AC's assignment or transfer of all or any part of AC's Assignable Interest hereunder, Client agrees to attorn to and recognize any such purchaser(s), assignee(s) or transferee(s) (jointly, if more than one) as the licensor under this License Agreement, and Client shall make payments under this License Agreement to AC or, If directed by AC, to the most recent assignee(s) or transferee(s) of AC's interest of which Client has received written notice. Upon written request, Client agrees to execute and deliver such certificates or other instruments as may reasonably be requested, including but not limited to a separate acknowledgment of assignment and attornment certificate in the customary form as to any purchaser's, assignee's or transferee's right, title and interest in, to and under the Assignable Interest. Without limiting the generality of the foregoing, Client agrees that notwithstanding any assignment by AC hereunder, Client shall defend and indemnify AC against any and all liability incurred by AC as a result of Client breaching any of its obligations under this License Agreement, including but not limited to its obligation to make payments required by this License Agreement.

     7.   EVENTS OF DEFAULT DEFINED

     The following shall be "events of default" under this License Agreement and the terms "event of default" and "default" shall mean, whenever they are used in this License Agreement, any one or more of the following events:

               i) Failure by Client to pay to AC and/or its assigns any payment when due hereunder, and Client further fails to pay such amount within fourteen (14) days after the delivery to it of written notice of non-payment;

               ii) Client fails to perform any of its duties or obligations hereunder and fails to cure such failure within thirty (30) days after delivery to it of written notice of such failure to perform; or

               iii) Client becomes insolvent, or is unable to pay its debts as they become due, or makes an assignment for the benefit of creditors, applies or consents to the


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                    appointment of a receiver, trustee, conservator or
                    liquidator of Client or of any of its assets, or a petition for relief is filed by Client under any bankruptcy, insolvency, reorganization or similar laws, or a petition in, or a proceeding under, any bankruptcy, insolvency, reorganization or similar laws filed or instituted against Client and is not dismissed or fully stayed within sixty (60) days after the filing or institution thereof.

     8.   REMEDIES ON DEFAULT

     Whenever any event of default referred to in Section 7 hereof shall have happened and be continuing, AC shall have the right, at its sole option without further demand or notice, to take one or any combination of the following remedial steps:

               i) End the term of the licenses granted under this License Agreement, by so notifying Client, and (with or without having thus ended the term of such licenses) retake possession of the Base Software or request Client to redeliver the Base Software to AC. Client agrees that since the Base Software has been procured or developed specifically for it and contains licensed materials that are proprietary to third parties, AC shall not be obligated to sell or relicense the Base Software for the account of Client for the purpose of applying the proceeds to pay the costs and expenses of such repossession and disposition and/or the applicable purchase price and accrued interest thereon;

               ii) Instruct Client to cease use of the Base Software. Client agrees that AC is entitled to injunctive relief if necessary to enforce this remedy;

               iii) Recover payment from, and/or damages against Client in an amount equal to the present value (based upon an assumed internal interest rate per annum equal to the then-current yield on U.S. Treasury bills of a term equal to the period between the date of such recovery and June 30, 2001) of the sum of all remaining payments to be made under this License Agreement, plus all other damages to which AC is legally or equitably entitled and all of its expenses (including reasonable attorneys' fees) of collection; and

               iv) Take whatever action at law or in equity may appear necessary or desirable to compensate AC for the


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                    consideration given by it under this License Agreement
                    and to enforce its rights to the Base Software.

     9.   NO REMEDY EXCLUSIVE

     No remedy herein conferred upon or reserved to AC is intended to be exclusive, and every such remedy shall be cumulative and shall be in addition to every other remedy given under this License Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power, nor shall it be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

     10.  NO IMPAIRMENT OF AC OBLIGATIONS UNDER PRINCIPAL AGREEMENT

     Nothing contained in this License Agreement shall negate, modify or supersede any of the representations, warranties, duties and obligations of AC to Client under the Principal Agreement.

     11.  NOTICES

     All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered mail, postage prepaid, to the parties at the following addresses:

     To AC:

          Andersen Consulting
          69 W. Washington Street
          Chicago, IL 60602
          Attn:  Treasurer

     To Client:

          The Zondervan Corporation
          5300 Patterson S.E.
          Grand Rapids, MI 49530

     All such notices shall be deemed given when received (if delivered personally) or on the third (3rd) business day after the mailing thereof (if mailed).

     12.  ASSIGNMENT BY CLIENT

     Client may not assign its rights or delegate its obligations under this License Agreement, in part or whole, without the prior written consent


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of AC, and any such attempted assignment or delegations shall be void;
provided, however, that Client shall have the right to assign this License Agreement to any Affiliate of Client or to any person or entity that acquires substantially all of the assets of Client's Family division, without the consent of AC (and of any assignee of AC pursuant to Section 6 hereof) ("Assignee") upon giving AC (and any Assignee of whom AC shall have notified Client in accordance with Section 6 of this License Agreement) written notice of such assignment. Notwithstanding the foregoing, no such assignment shall relieve Client of its liability for the performance of its obligations under this License Agreement.

     13.  SEVERABILITY

     In the event any provision of this License Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     14.  AMENDMENTS, CHANGES AND MODIFICATIONS

     This License Agreement may be amended in writing by AC and Client.

     15.  EXECUTION IN COUNTERPARTS

     This License Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     16.  APPLICABLE LAW

     This License Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     17.  CAPTIONS

     The captions or headings in this License Agreement are for convenience only and in no way define, limit or describe the scope of intent of any provisions or sections of this License Agreement.

     18.  PLACE OF SUIT

     Any action or proceeding arising out of or related to this License Agreement may be brought only in an appropriate court in Illinois.

     19.  PARTNER NON-RECOURSE

     Notwithstanding anything contained in this License Agreement to the contrary, recourse for the payment or performance of any obligation of AC


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on account of any provisions of this License Agreement shall be had only against the assets, property and rights of AC. No partner of AC shall have any personal liability for or on account of any provision of this License Agreement, nor shall any assets or property (including the partners' interest in any voluntary investment partnership organized or sponsored by AC or any affiliate thereof) of any individual partner of AC be taken for or be subject to execution on account of any provision of this License Agreement. Nothing herein contained shall prevent the collection of any indebtedness owed to AC by a partner thereof.

     IN WITNESS WHEREOF, the parties have executed this License Agreement by their respective duly authorized representatives specified below. All of the above occurred as of the date first above written.

Andersen Consulting                The Zondervan Corporation


By:  /S/                           By:  /S/ LESLIE E. DIETZMAN
   ---------------------              -------------------------

Title:    PARTNER                  Title:    PRESIDENT

Date:     MAY 10, 1994             Date:     MAY 9, 1994




























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